UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2015

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, 23rd Floor

Chicago, Illinois 60654

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2015, Potbelly Corporation (the “Company”) appointed Michael Coyne, age 51, as Senior Vice President and Chief Financial Officer, with Mr. Coyne’s employment to commence on May 1, 2015.

Mr. Coyne was previously employed at CNA Financial Corporation, where he served as Senior Vice President, Small Business from 2009 through 2015, and as Senior Vice President and Chief Financial Officer of CNA’s Property & Casualty Operations from 2005 through 2009. Prior to joining CNA, Mr. Coyne held various senior positions at Sears Holding Corporation, culminating as Vice President and Treasurer. Mr. Coyne holds an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and a B.S. from the University of Illinois.

Pursuant to the terms of his employment agreement (“Executive Employment Agreement”), dated April 3, 2015, Mr. Coyne will be paid an annual base salary of $375,000. Mr. Coyne’s Executive Employment Agreement also provides, among other things, that: (i) he is eligible to receive a discretionary bonus at a target rate of 60% of his base salary based on the attainment of mutually agreed upon performance goals;(ii) he is eligible for annual equity grants as determined by the Compensation Committee of the Company’s Board of Directors; (iii) the Company shall reimburse all reasonable business expenses incurred by Mr. Coyne in performing services to the Company; and (iv) severance and change of control benefits contingent upon Mr. Coyne agreeing to a general release of claims in favor of the Company following termination of employment. Mr. Coyne will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s senior executive officers. Mr. Coyne has agreed to observe the Company’s standard confidentiality and non-compete agreement. Mr. Coyne’s employment is at-will and may be terminated at any time for any reason.

The foregoing description of the Executive Employment Agreement is not complete and is qualified in its entirety by reference to the Executive Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

In connection with the signing of his Executive Employment Agreement, Mr. Coyne will receive 150,000 non-qualified stock options which shall vest over 4 years at the rate of 25% per year. The stock options will be issued pursuant to the Company’s 2013 Long-Term Incentive Plan.

There are no family relationships between Mr. Coyne and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Coyne has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2015, the Company issued a press release announcing the appointment of Michael Coyne as Chief Financial Officer of the Company, as noted in Item 5.02 above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth be specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated April 3, 2015, effective May 1, 2015, between Potbelly Corporation and Michael Coyne.

99.1	Press Release issued by the Company on April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015	Potbelly Corporation

	By:	/s/ Matthew J. Revord
	Name:	Matthew J. Revord
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement dated April 3, 2015, effective May 1, 2015, between Potbelly Corporation and Michael Coyne.

99.1	Press Release issued by the Company on April 8, 2015.